EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (Registration No. 333-200745) and related prospectus of Asterias Biotherapeutics, Inc. (a company in the development stage) of our reports dated March 9, 2015 relating to the financial statements of Asterias Biotherapeutics, Inc. and the effectiveness of Asterias Biotherapeutic, Inc.’s internal control over financial reporting, which appear in this Annual Report on Form 10-K.

/s/ OUM & CO. LLP

San Francisco, California
March 9, 2015